Exhibit 10.7
                        CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT, made effective as of the 1st day of October 1998, by and between FIRST SCIENTIFIC, INC., a Delaware corporation with its principle office located at 1877 West 2800 South, Suite 200, Ogden, Utah 84401, and any existing or future subsidiary (collectively, the "Company") PHARMULATIONS, L.C., a Utah limited liability company, located at 3655 Mt. Ogden Drive, Ogden, UT 84403 ("Pharmulations").

The Company agrees to engage Pharmulations to perform certain scientific and regulatory consulting and other services as detailed hereinafter for the Company and Pharmulations agrees to perform such services on the terms and conditions hereinafter set forth.

    1. TERM. The services of Pharmulations shall commence on the 1st day of October, 1998 and continue for seventy-two months (the "Consulting Period") from the date hereof. The contract shall be automatically renewable from year to year thereafter, unless either
(1) a majority of the directors of the Company or shareholders holding a majority of the outstanding voting shares of Company common stock should vote not to extend the Consulting Period and Pharmulations is notified of such vote at least sixty (60) days prior to the end of the Consulting Period or any extension thereof or (2) Pharmulations gives Company at least 30 days prior notification of termination.

    2. DUTIES AND SERVICES. Pharmulations shall assist the Company in the role of a chief scientific adviser and shall advise the Company with respect to all of the Company's existing products, proposals for improvements to such products and regulatory testing and compliance issues for such products. Pharmulations agrees to perform all of its duties hereunder pursuant to the directions of the President of the Company and in accordance with reasonable commercial standards. Provided, however, Pharmulations will provide such services based upon one person providing such services on a part-time basis and at such times and manner as Pharmulations from time to time shall determine. Provided further, that such services will be performed or supervised by a senior staff person.
The Company agrees and acknowledges that neither Pharmulations or any of its employees shall be exclusively retained by the Company and that at least one of Pharmulations' employees is a professor at Weber State University and that he and the other employees have and will continue to serve in other capacities and for other businesses during the term of this Agreement. The Company has no right to control any such activity or any claim over any of the work product or proprietary information developed by Pharmulations or its employees in such other capacities or businesses.

    3. NEW FORMULAS. In addition to providing the above services for the Company's products, Pharmulations may from time to time use its best efforts to provide formulas for new products similar in nature to existing products. The Company's new formulas shall be developed as follows. The Company shall, with the consent of its president, fully consider the need for any new formula and shall only after such consideration, propose the creation of such new formula in detail in writing to Pharmulations. Pharmulations and the Company shall then mutually agree as to whether or not the creation of the proposed new formula can and should be performed by Pharmulations and negotiate in good faith a written agreement which may specify the incentive consideration which may be paid to

Pharmulations for such formula. The amount of such incentive consideration, whether paid in a lump sum or periodic payments, shall take into consideration or be based upon either the actual or the anticipated costs to Pharmulations and an anticipated gross revenues to the Company from products that use such formula. The Company shall present to Pharmulations all ideas for new formulas and shall not develop internally any such formulas or employ others to develop such formulas unless Pharmulations determines it does not want to develop such formula on terms acceptable to the Company within 90 days of the Company's written request of Pharmulations to develop it. Pharmulations shall keep the Company advised as to the development process of any new formulation it undertakes. After Pharmulations develops any such new formula, Pharmulations shall give the Company written notice of completion and assign all of its rights patent applications and patents, if any, to such new formula to the Company. Any incentive consideration paid for new formula(s)- shall be in addition to the compensation provided for in Paragraph 4, below. The assignment of the formula and payment of its incentive consideration shall be structured to the extent possible so that Pharmulations will be subject to long-term capital gains.

   4. COMPENSATION. As compensation for its agreed services hereunder, the Company shall pay Pharmulations a consulting fee of $7,000 per month during the Consulting Period (which monthly amount shall increase as of each annual anniversary date of this Agreement by $ 1,000). In addition, the Company may pay such annual bonuses (stock and/or cash) as the Company determines warranted based upon Pharmulations' services and value to the Company.

   5. OWNERSHIP OF INTELLECUTAL PROPERTY. As a result of the acquisition of certain formulas from Dr. Edward Walker, as identified in the Agreement and Plan of Reorganization created in 1998, between SPPS Financial Corporation, Linco Acquisition Corporation, and Dr. Edward Walker, the Company owns the rights to such identified formulas created by Dr. Edward Walker (the "Walker Formulas"). Pharmulations hereby agrees that all reformulation, minor modifications, and minor improvements to the Walker Formulas, whether or not protectable under patents, trademark, copyright or other laws (whether or not the Company chooses to file for such protection) conceived, developed, enhanced, or extended wholly or partially by Pharmulations during the Consulting Period, shall constitute "work for hire" and shall be and remain the property of the Company. Except for such reformulation, minor modifications, and minor improvements to the Walker Formulas all other formulas, technology and products developed by Pharmulations and/or Dr. Edward Walker is the property of Pharmulations unless there exists a written agreement executed by Pharmulations as provided for in Paragraph 3, above, that clearly provides the Company will own such formula, technology and/or product. The above ownership is true whether or not such formulas are conceived developed enhanced or extended before, during, or after the Consulting Period and/or whether or not conceived or developed while Pharmulations is providing services hereunder. Anything herein to the contrary notwithstanding, except to the extent specifically herein above provided to the contrary, the Company has no rights to or rights to acquire any other formulas, products or intellectual property developed, invented or produced by Pharmulations, Dr. Edward Walker, or any other employee of Pharmulations.

   6. TERMINATION OF CONCULTING RELATIONSHIP.

A. Notwithstanding anything to the contrary stated in the Agreement, the consulting arrangement of Pharmulations with the

Company and its right to any and all compensation to which it would otherwise be entitled shall terminate upon the earliest to occur of the following events: (i) permanent disability (as hereafter defined) of Dr. Edward Walker, (ii) upon written notice of termination to Pharmulations for "just cause" as defined in Paragraph 6 below, or (111) upon written notice to the Company of a material breach hereof that goes substantially uncorrected for a period of 30 days from written notice detailing the material breach. Provided, however, in the event of such an early termination as the result of Dr. Edward Walker's permanent disability or the Company's breach, the Company shall, never the less continue to pay to Pharmulations for a period of twelve months after such termination the monthly payment provided for in Paragraph 4, above. In addition, the Company may terminate this Agreement at any time, with or without cause, but in such event the Company shall pay to Pharmulations, in a single lump sum, an amount equal to the monthly compensation provided for in Paragraph 4, above, multiplied by the greater of. 1) the number of months that remain in the initial seventy-two month term provided for in Paragraph 1, above or 2) six months.

       B. "Permanent disability" for purposes of this Agreement. Dr. Edward Walker shall be considered to have a "permanent disability" if, in the judgment of two (2) licensed physicians (one of whom shall be selected by the Board of Directors of the Company and the other selected by Pharmulations) Dr. Edward Walker is unable to perform his customary duties for Pharmulations under this Agreement because of a physical or mental impairment or if Dr. Edward Walker is unable to perform such customary duties and responsibilities for one hundred twenty (120) days in any twelve (1/2) month period for any reason whatsoever; provided, however, that the Company shall only pay Pharmulations its compensation package has provided by Paragraph 4 above for at least six months during said disability period. The determination by such physicians shall be binding and conclusive for all purposes upon the expiration of said one hundred twenty 120-day period, the Company may, in its sole discretion, terminate this Agreement.

   7.  Termination for "just cause."

       A. "Just cause" for purposes of this Agreement shall mean the commission by Pharmulations of acts constituting theft, embezzlement, obtaining funds or property under false pretenses or gross misconduct with respect to the property of the Company that goes uncorrected during a 90 days period after written notice to Pharmulations detailing such alleged gross misconduct.

       B. In the event that Pharmulations is terminated without "just cause" as that term has been defined above, and the Company fails to make timely payments of any compensation due it under this Agreement, Pharmulations will be entitled to be paid all reasonable legal fees and costs incurred as the result of any legal action taken by it to challenge such termination and to collect such unpaid compensation and for other damages.

       C. In the event the Company elects to terminate Pharmulations under this Agreement for "just cause" as defined above, the Company shall send written notice to Pharmulations describing in reasonable detail what actions of Pharmulations are deemed to constitute "just cause."

       D. Pharmulations shall be given a reasonable opportunity to demonstrate to the Board of Directors of the Company, at a meeting that it may call for the purpose, that no "just cause" exists for its termination. No waiver by the Company of any default by Pharmulations or the breach by Pharmulations of its obligations to perform under this Agreement shall be deemed a waiver of any future breach or default, whether or not such breach or default is of the same nature.

   8. COVENANT OF CONFIDENTIALITY. During the Consulting Period under this Agreement, including extensions and renewals, and for two (2) years following termination thereof for any reason, Pharmulations shall not (other than pursuant to its duties hereunder) directly or indirectly, use, divulge, furnish or make accessible to anyone, without the prior written consent of the Board of Directors of the Company, any intellectual property or secret information belonging to the Company.

   9. ENTITLEMENT OF THE COMPANY TO INJUNCTIVE RELEIF. Pharmulations acknowledges that the services to be rendered by it are of a special, unique and extraordinary character and, in connection with such services, it will have access to confidential information vital to the business of the Company. Pharmulations consents and agrees that, if it violates any provision of this Agreement with respect to confidentiality, that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Pharmulations or any other party acting in concert with it from committing, continuing or participating in a violation of this Agreement.

   10.  INDEMNIFICATION AND PAYMENT OF LITIGATION EXPENSES.

       A. The Company agrees to hold harmless against and indemnify Pharmulations, its members, manager, employees and agents (collectively "Indemnitee") from and against reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of settlements, 'judgments, fines and penalties, in connection with any proceeding involving Indemnitee by reason of any action or inaction taken by Indemnitee for the benefit of the Company or as a result of its relationship with of the Company.

       B. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not result in Indemnitee being required to reimburse the Company for any amounts paid under this indemnification provision unless the trier of fact specifically determines that Indemnitee intentionally took the action or actions complained of solely for its personal benefit as opposed to that of the Company.

       C. As used in this indemnification provision, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therefrom in any inquiry or investigation which would lead to such action, suit or proceeding.

       D. In any proceeding subject to this indemnification provision, the Indemnitee will be entitled to retain an attorney of its own choice to represent it personally.

       E. Indemnitee shall be entitled to advances or reimbursements for reasonable costs, disbursements and counsel fees incurred by Pharmulations in its capacity a consultant officer, director, or duly authorized representative of the Company in advance of the final disposition of the proceeding, upon receipt by the Company of a written undertaking from Indemnitee and its counsel that such amounts will be reimbursed if there is an ultimate determination that Indemnitee intentionally took the action or actions complained of solely for its personal benefit.

   11. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing Agreements between them concerning the subject matter and may be modified only by a written instrument duly authorized and executed by the party to be bound.

   12. NOTICES. Any notice or other communication required to be given hereunder shall be in writing and shall be delivered personally or mailed by certified mail return receipt requested, to the party to whom it to be given at the addresses such party as set forth on the signature page to this Agreement or to such other address as the parties shall have furnished in writing in accordance with the provisions of this section.

   13. WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement.
 Any waiver by the Company must be in writing and authorized by a resolution of the Board of Directors.

   14. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Pharmulations and shall inure to the benefit of and be binding upon the Company and its successors. In the event of any sale or other disposition of all or substantially all of the business of the Company, whether by sale of stock, sales of assets, merger or otherwise, then its successors and assigns shall assume the obligations of the Company under this Agreement.

   15. SEPARABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, circumstance or jurisdiction, it shall nevertheless remain applicable to all other persons, circumstances and jurisdictions.

   16. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

   17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

   18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah without giving effect to the conflict of laws. The parties hereby irrevocably consent exclusively to jurisdiction of the courts of the state of Utah and to any federal court located in such jurisdiction in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant thereto, in connection with, or simultaneously with this Agreement or breach of this Agreement or any such document or instrument. In the event the services of an attorney are retained to obtain enforcement of this Agreement by the non-defaulting party, such party shall be entitled to recover all costs and expenses and reasonable attorney's fees, whether or not legal proceedings are initiated to obtain performance of this Agreement by the defaulting party.

   In witness whereof, the parties have duly executed this Agreement as of the date first above written.


                               FIRST SCIENTIFIC, INC.

                               By:   /s/ Douglas R. Warren
                               ----------------------------------
                               Douglas R. Warren, President


                               PHARMULATIONS, LC.

                               By:    /s/ Edward B. Walker
                               -----------------------------------
                               Edward B. Walker, Manager